                                                                     EXHIBIT 3.2


                                    Bylaws

                                      of

                             LeadersOnline, Inc.,

                            a Delaware corporation

                               TABLE OF CONTENTS
                               -----------------

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                                                                                            Page
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
ARTICLE I OFFICES............................................................................  1
  SECTION 1.1 Registered Office..............................................................  1
  SECTION 1.2 Principal Office...............................................................  1
  SECTION 1.3 Other Offices..................................................................  1

ARTICLE II MEETINGS OF STOCKHOLDERS..........................................................  1
  SECTION 2.1 Place of Meetings..............................................................  1
  SECTION 2.2 Annual Meetings................................................................  1
  SECTION 2.3 Special Meetings...............................................................  1
  SECTION 2.4 Advance Notice of Stockholder Proposals and Stockholder Nominations............  1
  SECTION 2.5 Notice of Stockholders' Meetings...............................................  3
  SECTION 2.6 Conduct of Meetings............................................................  3
  SECTION 2.7 Manner of Giving Notice; Affidavit of Notice...................................  4
  SECTION 2.8 Quorum.........................................................................  4
  SECTION 2.9 Adjourned Meeting; Notice......................................................  4
  SECTION 2.10 Voting........................................................................  4
  SECTION 2.11 Waiver of Notice..............................................................  5
  SECTION 2.12 Record Date for Stockholder Notice; Voting....................................  5
  SECTION 2.13 Proxies.......................................................................  5
  SECTION 2.14 List of Stockholders Entitled to Vote.........................................  5

ARTICLE III BOARD............................................................................  6
  SECTION 3.1 Number.........................................................................  6
  SECTION 3.2 Vacancies......................................................................  6
  SECTION 3.3 Place of Meeting...............................................................  6
  SECTION 3.4 First Meeting..................................................................  6
  SECTION 3.5 Regular Meetings...............................................................  6
  SECTION 3.6 Special Meetings...............................................................  6
  SECTION 3.7 Fees and Compensation of Directors.............................................  7
  SECTION 3.8 Chairman of the Board..........................................................  7
  SECTION 3.9 Quorum and Manner of Acting....................................................  7
  SECTION 3.10 Committees....................................................................  7
  SECTION 3.11 Board Action by Written Consent Without a Meeting.............................  8

ARTICLE IV OFFICERS..........................................................................  8
  SECTION 4.1 Officers.......................................................................  8
  SECTION 4.2 Election.......................................................................  8
  SECTION 4.3 Other Officers.................................................................  8
  SECTION 4.4 Removal and Resignation........................................................  8
  SECTION 4.5 Vacancies......................................................................  8
  SECTION 4.6 President......................................................................  8
  SECTION 4.7 Vice Presidents................................................................  9
  SECTION 4.8 Secretary......................................................................  9
  SECTION 4.9 Chief Financial Officer........................................................  9

ARTICLE V CORPORATE ACTIONS.................................................................. 10
  SECTION 5.1 Voting Securities Held by the Corporation...................................... 10
  SECTION 5.2 Corporate Contracts and Instruments............................................ 10

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
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ARTICLE VII INDEMNIFICATION.................................................................. 10
  SECTION 6.1 Indemnification of Directors and Officers...................................... 10
  SECTION 6.2 Indemnification of Employees and Agents........................................ 11
  SECTION 6.3 Enforcement of Indemnification................................................. 11
  SECTION 6.4 Insurance...................................................................... 11
  SECTION 6.5 No Duplication of Payment...................................................... 12

ARTICLE VIII MISCELLANEOUS................................................................... 12
  SECTION 7.1 Amendments..................................................................... 12
  SECTION 7.2 Record Date for Purposes Other than Notice and Voting.......................... 12
  SECTION 7.3 Certificates for Stock......................................................... 12
  SECTION 7.4 Transfers of Stock............................................................. 13
  SECTION 7.5 Lost Certificates.............................................................. 13
  SECTION 7.6 Transfer Agents and Registrars................................................. 13
  SECTION 7.7 Construction; Definitions...................................................... 13

                                       ii
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                             LEADERSONLINE, INC.,
                            a Delaware Corporation

                                    BYLAWS

                                   ARTICLE I
                                    OFFICES

          SECTION 1.1    Registered Office. The registered office of
                         -----------------
LeadersOnline, Inc. (the "Corporation") shall be fixed in the certificate of incorporation.

          SECTION 1.2    Principal Office. The principal office for the
                         ----------------
transaction of the business of the Corporation shall be as set forth in a resolution adopted by the board of directors of the Corporation (the "Board").

          SECTION 1.3    Other Offices.  The Corporation may also have an office
                         -------------
or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

          SECTION 2.1    Place of Meetings.  All annual meetings of stockholders
                         -----------------
and all other meetings of stockholders shall be held either at the principal office of the Corporation or at such other place within or without the State of Delaware that may be designated by the Board.

          SECTION 2.2    Annual Meetings.  Annual meetings of stockholders of
                         ---------------
the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings may be held at such time and place and on such date as the Board shall determine.

          SECTION 2.3    Special Meetings. A special meeting of the stockholders
                         ----------------
for the transaction of any proper business may be called at any time by the Board, the chairman, the chief executive officer or the president and may be held at such time and place and on such date as the person or persons calling the meeting shall designate. No other persons are permitted to call a special meeting.

          SECTION 2.4    Advance Notice of Stockholder Proposals and Stockholder
                         -------------------------------------------------------
Nominations.
-----------

          (A) At any meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (i) by or at the direction of the Board, or (ii) by any stockholder of the Corporation entitled to vote on such business who complies with the notice procedures set forth in this Section 2.4(A). For
                                                      --------------
business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing which is received by the secretary of the

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Corporation not less than ninety (90) days nor more than one hundred twenty
(120) days in advance of such meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than ninety-five (95) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any stockholders known by such stockholder to be supporting such proposal, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder and by any other stockholder known by such stockholder to be supporting such matter on the date of such stockholder notice, and (4) any material interest of such stockholders in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.4(A). The presiding
                                                 --------------
officer of the meeting shall determine and declare at the meeting whether the stockholder proposal was made in accordance with the terms of this Section
                                                                   -------
2.4(A). If the presiding officer determines that a stockholder proposal was not
------
made in accordance with the terms of this Section 2.4(A), he or she shall so
                                          --------------
declare at the meeting and any such proposal shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

          (B) Nominations for the election of directors may be made by the Board, any nominating committee or person appointed by the Board, or by any stockholder entitled to vote in the election of directors who complies with the notice procedures set forth in this Section 2.4(B). Subject to the rights, if
                                    --------------
any, of the holders of shares of preferred stock then outstanding, a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been received by the secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days in advance of such meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than ninety-five (95) days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the seventh day following the earlier of the date of the first public announcement of the date of such meeting and the date on which such notice of the scheduled meeting was mailed. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder and a representation that such stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons

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(naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4(B). The
                                                    --------------
presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section
                                                                     -------
2.4(B). If the presiding officer determines that a nomination was not made in
-------
accordance with the terms of this Section 2.4(B), he or she shall so declare
                                  --------------
at the meeting and any such defective nomination shall be disregarded. No stockholder may nominate any person for election as a director to any class for which such stockholder is not entitled to vote.

          (C) Nothing herein is intended or shall be construed to limit requirements imposed by applicable laws or regulations upon stockholder proposals, opposition thereto by the Corporation, or inclusion thereof in the Corporation's proxy materials.

          SECTION 2.5    Notice of Stockholders' Meetings. Except as otherwise
                         --------------------------------
required by law, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.7 of these bylaws not less than ten
                                   -----------
(10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

          SECTION 2.6    Conduct of Meetings. The Board may adopt such rules and
                         -------------------
regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting,

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meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          SECTION 2.7    Manner of Giving Notice; Affidavit of Notice.  Written
                         --------------------------------------------
notice of any meeting of stockholders shall be given either personally or by first-class mail or by facsimile or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by facsimile or other means of written communication. An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

          SECTION 2.8    Quorum.  The holders of a majority in voting power of
                         ------
the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with this Section 2.8 and Section 2.9.
                                -----------     -----------

          When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question validly brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question.

          If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

          SECTION 2.9    Adjourned Meeting; Notice.  When a meeting is adjourned
                         -------------------------
to another time and place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 2.10   Voting.  The stockholders entitled to vote at any
                         ------
meeting of stockholders shall be determined in accordance with the provisions of
Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218
------------
of the General Corporation Law of

Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements). Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

          SECTION 2.11   Waiver of Notice.  Whenever notice is required to be
                         ----------------
given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

          SECTION 2.12   Record Date for Stockholder Notice; Voting.  For
                         ------------------------------------------
purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

          If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          The record date for any other purpose shall be as provided in Section
                                                                        -------
7.2 of these bylaws.
---

          SECTION 2.13   Proxies.  Every person entitled to vote for directors,
                         -------
or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, facsimile or otherwise) by the stockholder, the stockholder's authorizing officer, or the stockholder's attorney- in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

          SECTION 2.14   List of Stockholders Entitled to Vote.  The officer
                         -------------------------------------
who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III

                                     BOARD

          SECTION 3.1    Number.  The total number of directors shall be between
                         ------
two (2) and seven (7), with the actual total number of directors set from time to time exclusively by resolution of the Board.

          SECTION 3.2    Vacancies.  Any director may resign effective on giving
                         ---------
written notice to the chairman of the board, the chief executive officer, the president, the secretary or the Board, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective. All vacancies in the Board may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

          SECTION 3.3    Place of Meeting.  The Board or any committee thereof
                         ----------------
may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

          SECTION 3.4    First Meeting.  The Board shall meet as soon as
                         -------------
practicable after each annual election of directors and notice of such first meeting shall not be required.

          SECTION 3.5    Regular Meetings.  Regular meetings of the Board may be
                         ----------------
held at such times as the Board shall from time to time by resolution determine.

          SECTION 3.6    Special Meetings.  Special meetings of the Board for
                         ----------------
any purpose or purposes shall be called at any time by the chairman of the board and may also be called by any two (2) members of the Board. Except as otherwise provided by law or by these bylaws, notice of the time and place of special meetings shall be delivered personally or by telephone or facsimile to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director's address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the county in which the principal office for the transaction of the business of the Corporation is located at least four (4) business days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone or facsimile as above provided, it shall be delivered at least two (2) business days prior to the time of the holding of the meeting. Such mailing, delivery, telephone call, or facsimile transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who (i) signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) is present at such meeting, unless the director shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 3.7    Fees and Compensation of Directors.  Directors and
                         ----------------------------------
members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section 3.7 shall not be construed to preclude any director
                   -----------
from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

          SECTION 3.8    Chairman of the Board.  The chairman of the board, if
                         ---------------------
such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned by the Board or as may be prescribed by these bylaws. If there is no president and no other person designated as chief executive officer, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 4.6 of
                                                               -----------
these bylaws.

          SECTION 3.9    Quorum and Manner of Acting.  A meeting at which a
                         ---------------------------
quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

          SECTION 3.10   Committees.  The Board may, by resolution passed by a
                         ----------
majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          SECTION 3.11   Board Action by Written Consent Without a Meeting.
                         -------------------------------------------------
Any action required or permitted to be taken by the Board may be taken without a meeting, provided that all members of the Board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the Board.

                                  ARTICLE IV

                                   OFFICERS

          SECTION 4.1    Officers.  The executive officers of the Corporation
                         --------
shall be the chairman of the board, a chief executive officer or president or both, a secretary, a chief financial officer, and such other officers as may be appointed at the discretion of the Board, the chief executive officer or the president in accordance with the provisions of Section 4.3 hereof.
                                               -----------

          SECTION 4.2    Election.  The officers of the Corporation, except such
                         --------
officers as may be appointed or elected in accordance with the provisions of
Section 4.3 hereof, shall be chosen annually by the Board at the first meeting
-----------
thereof after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

          SECTION 4.3    Other Officers.  In addition to the officers chosen
                         --------------
annually by the Board at its first meeting, the Board, the chief executive officer or the president also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these bylaws or as the Board, the chief executive or the president may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

          SECTION 4.4    Removal and Resignation.  Any officer may be removed,
                         -----------------------
either with or without cause, by the Board, at any regular or special meeting of the Board or by unanimous written consent, or except in case of an officer chosen by the Board, by any officer upon whom such power of appointment or removal may be conferred by the Board or these bylaws. Any officer may resign at any time by giving written notice of his or her resignation to the chief executive officer, the president, the Board or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the chief executive officer, the president, the Board or the secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.5    Vacancies.  A vacancy in any office because of death,
                         ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

          SECTION 4.6    President.  The president shall preside at all meetings
                         ---------
of the stockholders and at all meetings of the Board, unless the chairman of the board has been appointed and is present or, in the absence of the chairman of the board, the chief executive officer has been appointed and is present. Subject to the provisions of these bylaws and to the direction of the Board, the president shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board or these bylaws.

          SECTION 4.7    Vice Presidents.  In the absence or disability of the
                         ---------------
president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these bylaws, the president, the chief executive officer or the chairman of the board.

          SECTION 4.8    Secretary.
                         ---------

          (A) The secretary shall attend all meetings of the stockholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The secretary shall give notice in conformity with these bylaws of all meetings of the stockholders and of all meetings of the Board and any committee thereof requiring notice. The secretary shall perform all other duties given him or her in these bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

          (B) The secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

          (C) The secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the name and address of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

          SECTION 4.9    Chief Financial Officer.  The chief financial officer
                         -----------------------
shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board, the chief executive officer or the president. The chief financial officer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The chief financial officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board, the chief executive officer or the president shall designate from time to time.

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

                                   ARTICLE V

                               CORPORATE ACTIONS

          SECTION 5.1    Voting Securities Held by the Corporation.  The
                         -----------------------------------------
chairman of the board, if any, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or any assistant secretary of this Corporation, or any other person authorized by the Board, the chief executive officer, or the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of the stock of any other corporation or corporations standing in the name of this Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

          SECTION 5.2    Corporate Contracts and Instruments.  The Board, except
                         -----------------------------------
as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

                                  ARTICLE VI

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

          SECTION 6.1    Indemnification of Directors and Officers.  The
                         -----------------------------------------
Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any director or officer of the Corporation serving as director or officer for (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation. The Corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary or desirable to effect the indemnification as provided herein.

          To the fullest extent permitted by law, the indemnification provided herein shall include expenses as incurred (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. Notwithstanding the foregoing or any other provision of this Section 6.1, no
                                                             -----------
advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of this
Section 6.1.
-----------

          The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, these bylaws, any vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          SECTION 6.2    Indemnification of Employees and Agents.  Subject to
                         ---------------------------------------
Section 6.1, and to the extent permitted by law, the Board may (but shall not be
-----------
obligated to) authorize from time to time rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.

          SECTION 6.3    Enforcement of Indemnification.  The rights to
                         ------------------------------
indemnification and the advancement of expenses conferred above shall be contract rights. No repeal or modification of this Article VI or any portion thereof shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this Article VI is not paid in full by the Corporation within sixty (60) days after written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of such claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

          SECTION 6.4    Insurance.  The Corporation may purchase and maintain
                         ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the

Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

          SECTION 6.5    No Duplication of Payment.  The Corporation shall not
                         -------------------------
be liable under this Article VI to make any payments in connection with any claim made against a person described in Section 6.1 to the extent such person
                                         -----------
has otherwise received payment (under any insurance policy, or otherwise) of the amounts indemnifiable hereunder.

                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.1    Amendments.  Except as otherwise provided herein or in
                         ----------
the certificate of incorporation of the Corporation, these bylaws or any of them may be altered, amended, repealed or rescinded and new bylaws may be adopted by the Board or by the affirmative vote of the holders of eighty percent (80%) or more of the total voting power of all outstanding shares of voting stock of the Corporation.

          SECTION 7.2    Record Date for Purposes Other than Notice and Voting.
                         -----------------------------------------------------
For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware.

          If the Board does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution.

          SECTION 7.3    Certificates for Stock.  Every owner of stock of the
                         ----------------------
Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him or her. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the president or a vice president, and by the secretary or an assistant secretary or by the treasurer or an assistant treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.5.
                                          -----------

          SECTION 7.4    Transfers of Stock.  Transfers of shares of stock of
                         ------------------
the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.6, and upon
                                                   -----------
surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 7.5    Lost Certificates.  Except as provided in this Section
                         -----------------                              -------
7.5, no new certificates for shares shall be issued to replace a previously
---
issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board may require; and the Board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

          SECTION 7.6    Transfer Agents and Registrars.  The Board may appoint
                         ------------------------------
one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board may designate.

          SECTION 7.7    Construction; Definitions.  Unless the context requires
                         -------------------------
otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.